                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                            WHOLESOME & HEARTY FOODS, INC.
                (Exact Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            WHOLESOME & HEARTY FOODS, INC.
                          1411 SW MORRISON STREET, SUITE 400
                               PORTLAND, OREGON  97205
                                                                  March 20, 1997


Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Tuesday, April 22, 1997, at 2:00 p.m., Pacific Daylight Savings Time, at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management of your Company and its directors, and to answer questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing the Company's operations for the year ended December 31, 1996 are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                                        Yours for Better Health,

                                        WHOLESOME & HEARTY FOODS, INC.



                                        E. Kay Stepp
                                        CHAIRMAN OF THE BOARD OF DIRECTORS

                            WHOLESOME & HEARTY FOODS, INC.
                          1411 SW MORRISON STREET, SUITE 400
                               PORTLAND, OREGON  97205
                                ----------------------
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON APRIL 22, 1997
                               -----------------------

To the Shareholders of Wholesome & Hearty Foods, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WHOLESOME & HEARTY FOODS, INC. (the Company), an Oregon corporation, will be held at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212, on Tuesday, April 22, 1997, at 2:00 p.m., Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

     1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders (Proposal No. 1) and;

     2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, March 7, 1997, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of Common Stock of the Company at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting. A review of the Company's operations for the year ended December 31, 1996 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.


                                   By Order of the Board of Directors:



                                   E. KAY STEPP
                                   CHAIRMAN OF THE BOARD OF DIRECTORS

Portland, Oregon
March 20, 1997

                            WHOLESOME & HEARTY FOODS, INC.
                          1411 SW MORRISON STREET, SUITE 400
                               PORTLAND, OREGON  97205

                               -----------------------

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON APRIL 22, 1997
                                ----------------------

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Wholesome & Hearty Foods, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Company's 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Oregon Convention Center, 777 N.E. Martin Luther King Jr. Blvd., Portland, Oregon 97212, on Tuesday, April 22, 1997, at 2:00 p.m. Pacific Daylight Savings Time and any adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders, by officers or regular employees of the Company. All expenses of the Company associated with this solicitation will be borne by the Company. In addition, the Company reserves the right to utilize the services of an independent proxy solicitation firm to assist with the solicitation of proxies. If the services of an independent proxy solicitation firm are used, the cost is estimated not to exceed $15,000.

The two persons named as proxies on the enclosed proxy card, E. Kay Stepp and Richard C. Dietz, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the shareholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for directors proposed by the Board of Directors.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

These proxy materials and the Company's 1996 Annual Report to Shareholders are first being mailed on or about March 20, 1997 to shareholders of record on March 7, 1997 of the Company's Common Stock. The principal executive office and mailing address of the Company is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205.

VOTING AT THE MEETING

The shares of Common Stock constitute the only class of securities entitled to notice of and to vote at the meeting. In accordance with the Company's Bylaws, the stock transfer records were compiled on March 7, 1997, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date, there were 8,566,456 shares of Common Stock outstanding and entitled to vote. The closing price of the Company's Common Stock on that date was $6.875 as reported by the Nasdaq National Market System.

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting, the six (6) nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors.

With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. A broker "nonvote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                ELECTION OF DIRECTORS
                                   (PROPOSAL NO. 1)

Six (6) directors, comprising a full slate for the Board of Directors of the Company, are to be elected at the Annual Meeting. Directors are elected on an annual basis. Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES FOR DIRECTOR

The names and certain information concerning the persons to be nominated by the Board of Directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Shares represented by the proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular director or directors has been withheld in the proxy. All nominees have consented to serve as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event of the death or unavailability of any nominee or nominees, the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than six (6) nominees. The Board of Directors has nominated the persons named in the following table to be elected as directors:


 NAME                 POSITION                             AGE    DIRECTOR SINCE
 ----                 --------                             ---    --------------
 Lyle G. Hubbard     President, Chief Executive Officer    46        1996
                     and Director
 Ralph M. Kovel      Director                              68        1993
 Mary O. McWilliams  Director                              48        1995
 Michael L. Ray      Director                              58        1995
 E. Kay Stepp        Chairman of the Board of Directors    52        1995
 Paul F. Wenner      Founder, Senior Chairman of the       49        1985
                     Board and Chief Creative Officer

LYLE G. HUBBARD joined the Company in April 1996 as President and Chief Executive Officer. In November 1996, Mr. Hubbard was named as a Director of the Company to fill the vacancy created by the death of Jack Lee. Prior to his employment with the Company, Mr. Hubbard spent 15 years with the Quaker Oats Company in Chicago, Illinois. During his tenure at Quaker Oats, Mr. Hubbard was President of the $500 million Convenience Foods Retail Division and Senior Vice President and Chief Marketing Officer for the $1.8 billion Gatorade and Snapple Beverages, North America Division. While at Quaker, Mr. Hubbard was also credited with turning around several businesses, including Quaker Rick Cakes. Mr. Hubbard holds an M.B.A. with a specialization in marketing from the University of Chicago and a B.A. degree with a psychology major from Lake Forest College.

RALPH M. KOVEL is a Senior Vice President of Superior Coffee and Foods, a division of the Sara Lee Corporation and the Chairman and Chief Executive Officer of U.S. Brands, Inc. He is the co-author of a nationally syndicated newspaper column. He is a trustee of WVIZ TV and of Western Reserve Historical
Society.  He is the Managing Director of River Club L.L.C.   Mr. Kovel is listed
in WHO'S WHO IN AMERICA.

MARY O. MCWILLIAMS is currently not employed. Ms. McWilliams was President and CEO of PacifiCare of Washington since 1994 and assumed responsibility for the Northwest Region of PacifiCare Health Systems in 1995 and held these positions until her resignation in 1996. Previous to this position, she served as CEO for Sisters of Providence Health Plans in Oregon, Project Director for the American Health Management and Consulting Corporation and Marketing Director of Rocky Mountain Health Maintenance Organization in Grand Junction, Colorado. Ms. McWilliams currently serves on the Board of Directors for the Seattle Symphony Orchestra.

MICHAEL L. RAY has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy-Banc One Corporation Professor of Creativity and Innovation and of Marketing at Stanford University's Graduate School of Business. He is a specialist in new paradigm business, creativity, innovation, marketing communication, advertising and the behavioral science approach to marketing problems. Professor Ray is a psychologist with training and extensive experience in advertising and marketing management. Professor Ray has co-authored several books including ADVERTISING AND COMMUNICATION MANAGEMENT, CREATIVITY IN BUSINESS, THE PATH OF THE EVERYDAY HERO, THE NEW PARADIGM IN
BUSINESS:  EMERGING STRATEGIES FOR LEADERSHIP AND ORGANIZATIONAL CHANGE, THE NEW
ENTREPRENEURS: BUSINESS VISIONARIES FOR THE 21ST CENTURY, and others. Mr. Ray is also on the Board of Directors of The Men's Wearhouse.

E. KAY STEPP formed and now operates Executive Solutions, Inc., a consulting firm which provides consulting services to senior executives and Boards of Directors. In 1995, Ms. Stepp was named as the Chairman of the Board of the Company. From 1989 to 1992, Ms. Stepp held the position of President and Chief Operating Officer of Portland General Electric Company ("PGE"), a Portland, Oregon, investor owned utilities company. From 1978 to 1989 Ms. Stepp held various other positions at PGE including President of the Energy Service Division, Vice President of Marketing and Operations and Vice President of Human Resources and Administration. Ms. Stepp currently serves on the Board of Directors for Premera Corporation and its subsidiaries, Blue Cross of Washington and Alaska and Pacific Health and Life Insurance Company. Ms. Stepp is also a director of the Bank of the Northwest and the Covey Leadership Center, and a former director of the Federal Reserve Bank of San Francisco.

PAUL F. WENNER founded the Company in 1985 as a sole proprietorship and acted as its Vice President from the date of its incorporation until December 1989, when he became the Company's President, Chief Executive Officer and Chairman of the Board. In 1994, Mr. Wenner relinquished his duties as President and in 1995 relinquished his duties as Chairman of the Board, at which time he held the title of Founder, Senior Chairman of the Board of Directors and Chief Executive Officer. In April 1996, Mr. Wenner became Founder, Senior Chairman of the Board and Chief Creative Officer. From 1980 through 1984, he owned and operated the Garden House Restaurant and Gourmet Cooking School

(the "School"), where he developed the Gardenburger-Registered Trademark-. The School was affiliated with Mt. Hood Community College's evening educational curriculum. Mr. Wenner graduated from Mt. Hood Community College in Portland, Oregon in 1973, with two Associate of Arts degrees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors held five (5) regular meetings, seven (7) special meetings and took action pursuant to four (4) unanimous written consents during the year ended December 31, 1996. No Director attended fewer than 75 percent of such meetings. During fiscal 1996, the Board of Directors had five committees including an Executive Committee, a Finance and Audit Committee, an Executive Personnel and Compensation Committee, a Nominating and Governance Committee and a Special Litigation Committee. No Director attended fewer than 75 percent of all Board Meetings and Committee Meetings for which they served as members.

Until April 1996, the Executive Committee was composed of Messrs. Lee, Ray, Wagoner and Wenner and Ms. Stepp (Committee Chair). Subsequent to April 1996, the Executive Committee was composed of Ms. Stepp (Committee Chair) and Messrs. Wenner, Lee and Wagoner. Also in April, Mr. Hubbard was added as an ex-officio member of the committee. Mr. Lee was removed from the Executive Committee upon his death in November 1996. The Executive Committee coordinates the business of the Board and oversees special projects authorized by the Board. The Executive Committee held two (2) meetings in 1996.

Until April 1996, the Finance and Audit Committee (the "Audit Committee") was composed of Messrs. Desmond, Henrion, Ray and Wagoner (Committee Chair), Ms. McWilliams and Ms. Stepp, all outside directors who are not, and have not been at any time in the past, officers of the Company. Subsequent to April 1996, the Audit Committee was composed of Messrs. Henrion and Wagoner (Committee Chair) and Ms. McWilliams, all outside directors who are not, and have not been at any time in the past, officers of the Company. The Audit Committee reviews the Company's financial and operational activities and seeks to ensure that such activities are performed in accordance with all internal and external auditing and accounting requirements and facilitates the Company's relationship with its outside auditors. Ms. Stepp and Mr. Hubbard serve as ex-officio members of the Audit Committee. The Audit Committee held three (3) meetings in 1996.

Until April 1996, the Executive Personnel and Compensation Committee (the "Compensation Committee") was composed of Messrs. Kovel, Lee (Committee Chair) and Ray, Ms. Stepp and Ms. McWilliams, all outside directors who are not, and have not been at any time in the past, officers of the Company. Subsequent to April 1996, the Compensation Committee was composed of Messrs. Lee (Committee Chair) and Ray and Ms. McWilliams. Ms. Stepp and Mr. Hubbard became ex-officio members at this time. In August 1996, Mr. Kovel was added to the Compensation Committee. Mr. Lee was removed from the Compensation Committee upon his death in November 1996. The Compensation Committee is responsible for designing and administering the Company's executive and all other employee compensation plans, including the 1992 First Amended and Restated Combination Stock Option Plan, providing oversight of other compensation matters and establishing officer salaries and bonuses. Mr. Hubbard does not participate in discussions regarding his own compensation. The Compensation Committee held four
(4) regular meetings during 1996.

Until April 1996 the Nominating and Governance Committee (the "Nominating Committee") of the Board of Directors was composed of Messrs. Desmond, Kovel and Ray (Committee Chair). Subsequent to April 1996, the Nominating Committee was composed of Messrs. Kovel (Committee Chair) and Ray and Ms. Stepp. The Nominating Committee is responsible for performing the Board's annual self evaluation, locating potential candidates for filling Board vacancies and selecting the nominees to stand for election to the Board of Directors at the next annual meeting of shareholders. The Nominating Committee does not consider nominees recommended by security holders. The Nominating Committee held two (2) regular meetings during the year ended December 31, 1996.

Through April of 1996, the Stock Option Committee, which was a subcommittee of the Executive Personnel and Compensation Committee, was composed of Messrs. Ray and Wagoner and was responsible for granting options under and administering the 1992 First Amended and Restated Combination Stock Option Plan. Subsequent to April 1996, the Committee was dissolved and the Compensation Committee now administers the 1992 First Amended and Restated Combination Stock Option Plan. The Stock Option Committee held one (1) regular meeting during the year ended December 31, 1996 and took action pursuant to one (1) unanimous written consent.

The Special Litigation Committee was composed of Ms. Stepp and Mr. Wagoner during 1996. The purpose of the Special Litigation Committee was to assist with the resolution of the Dwight Sinclair litigation. The Special Litigation Committee held eight (8) meetings during 1996 and took action pursuant to three
(3) unanimous written consents. The Special Litigation Committee was dissolved on December 20, 1996 following the successful resolution of the Sinclair Litigation.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 1997, certain information furnished to the Company with respect to ownership of the Company's Common Stock of (i) each Director and Director Nominee, (ii) the "Named Executive Officers" (as defined under "Executive Compensation"), (iii) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, and (iv) all executive officers and Directors as a group.

                                                      COMMON STOCK (A)
                                          --------------------------------------
                                              NUMBER OF     PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER          SHARES            OUTSTANDING
--------------------------------------    --------------------------------------
Paul F. Wenner (B) (C)                     2,422,630              25.26%

Lyle G. Hubbard (B) (D)                      130,000               1.49%

Michael P. Rubic (B) (E)                      39,500                  *

Richard C. Dietz  (B)  (F)                    38,000                  *

Michael D. Wagoner  (B) (G)                   22,500                  *

Charles A. Monahan  (B)(H)                    22,000                  *

E. Kay Stepp  (B)(I)                          21,985                  *

Ralph M. Kovel  (B)(J)                         8,000                  *

Michael L. Ray  (B)(K)                         3,000                  *

Mary O. McWilliams  (B)                        1,100                  *

Thomas D. Henrion  (B)                           200                  *

All executive officers and directors as a
group (11 persons) (L)                     2,708,915              27.48%

-----------------------
 *Less than one percent

(A) Applicable percentage of ownership is based on 8,566,456 shares of Common Stock outstanding as of February 28, 1997 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after February 28, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, each of the shareholders named above has sole voting and investment power with respect to all shares shown as being beneficially owned by them.
(B) The address for such person is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205.
(C) Includes 1,025,000 shares subject to options granted pursuant to the Company's 1992 Paul F. Wenner Stock Option Plan and exercisable as of April 29, 1997.
(D) Includes 130,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(E) Includes 39,500 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(F) Includes 38,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(G) Includes 13,500 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(H) Includes 22,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(I) Includes 15,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997 and 3,935 shares for which Ms. Stepp has indirect ownership as such shares are owned by her husband. Ms. Stepp does not have any voting or investment power with respect to such shares owned by her husband.
(J) Includes 6,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(K) Includes 3,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and exercisable as of April 29, 1997.
(L) Includes 1,292,000 shares subject to options granted pursuant to the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended, and the Company's 1992 Paul F. Wenner Stock Option Plan and exercisable as of April 29, 1997.

                                  EXECUTIVE OFFICERS

The following table identifies the executive officers of the Company as of February 28, 1997, the positions which they hold, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the Board of Directors at the Annual Meeting to hold office until their successors are elected and qualified.

                                                                   POSITION
 NAME                   AGE   CURRENT POSITION(S) WITH COMPANY    HELD SINCE
---------------------  ----- ------------------------------------------------
 Lyle G. Hubbard        46   President, Chief Executive Officer      1996
                             and Director
 Paul F. Wenner         49   Founder, Senior Chairman of the         1996
                             Board and Chief Creative Officer
 Richard C. Dietz       35   Executive Vice President, Chief         1996
                             Financial Officer, Treasurer
                             and Secretary
 Charles A. Monahan     47   Vice President, Food Service Division   1996
 Michael  P. Rubic      39   Executive Vice President, Operations    1995

For information on the business backgrounds of Messrs. Hubbard and Wenner see "Current Directors" above.

Richard C. Dietz, C.P.A. joined the Company in July 1994 as Executive Vice President, Treasurer and Chief Financial Officer. In May 1995, Mr. Dietz was also named as the Assistant Secretary of the Company. In 1996, Mr. Dietz was named as the Secretary of the Company. From 1993 to July 1994, Mr. Dietz served as Vice President and Chief Financial Officer of Fine Arts Graphics Corporation of Oregon. From 1990 to 1993 Mr. Dietz was the Chief Financial Officer of Wyatt Software, Inc. Mr. Dietz received his public accounting experience with Arthur Andersen LLP from 1983 to 1987. He received a B.S. in Business Administration from Oregon State University in 1984 and an M.B.A. from the University of Oregon in 1991 and has also attended the Executive Education Series at the Harvard Business School.

Charles A. Monahan joined the Company in November 1994 as Vice President, Sales, Retail. In May 1995, Mr. Monahan was named Vice President, Sales and Marketing. In 1996, Mr. Monahan was named Vice President, Food Service Division. From February 1994 until November 1994, Mr. Monahan served as Vice President of Gorilla Foods, Inc. From February 1991 until February 1994 Mr. Monahan was the Vice President of Sales, Retail (non-executive officer position) for the Company. Mr. Monahan received a B.A. degree in English at the University of Florida.

Michael P. Rubic joined the Company in March 1993 as Director of Business Development and became Executive Vice President, Operations and Assistant Secretary in May 1994. In May 1995, he was named Executive Vice President, Operations. From 1991 to 1992 Mr. Rubic founded and acted as an instructor for the Northwest School of Floor Covering. Mr. Rubic studied at Portland State University in applied science and at Clackamas Community College in humanities.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, who received a salary, including bonus, of at least $100,000, determined as of the end of the last fiscal year and any ex-officers for whom disclosure would have been provided except for the fact that the individual was not serving as an executive officer at the end of the fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1996, 1995 and 1994.

                                                         SUMMARY COMPENSATION TABLE
                                                                                                  Long Term
                                                                                                Compensation
                                                                Annual Compensation                Awards
                                                   -------------------------------------------- -------------
                                                                                     Other       Securities     All Other
                                                                                 Annual Compen-  Underlying      Compen-
Name and Principal Position              Year       Salary($)(A)   Bonus($)(B)      sation($)    Options (#)    sation ($)
--------------------------------------  ------     -------------- ------------- --------------- -------------  ------------
Lyle G. Hubbard, President,             1996 (C)    149,909         22,500             --        450,000        180,000
 Chief Executive Officer and            1995             --             --             --             --             --
  Director                              1994             --             --             --             --             --

Paul F. Wenner, Chief Creative          1996 (D)    166,259         16,480            305             --             --
  Officer and Director                  1995        191,948         10,000             --             --             --
                                        1994        111,111             --          2,768             --             --

Richard C. Dietz, Executive Vice        1996        120,473         19,500             --         10,000             --
  President, Chief Financial Officer,   1995        100,318         10,000             --         40,000             --
  Treasurer and Secretary               1994 (E)         --             --             --             --             --

Michael P. Rubic, Executive             1996        110,461         18,000             --         10,000             --
  Vice President, Operations            1995         90,883         10,000             --         35,000             --
                                        1994 (E)         --             --             --             --             --

Charles A. Monahan, Vice                1996 (F)    109,486         18,000          1,283         10,000             --
  President, Food Service Division      1995         98,462         10,000             --         50,000             --
                                        1994 (E)         --             --             --             --             --

    (A) Amounts shown include cash compensation earned in each respective year, including amounts deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) Plan.
    (B) The bonus amounts earned in 1995 were paid in the first quarter of 1996 and the bonus amounts earned in 1996 were paid in the first quarter of 1997.
    (C) Salary includes amounts earned since April 1996 when Mr. Hubbard joined the Company. All Other Compensation represents amounts paid to Mr. Hubbard in connection with his relocation upon joining the Company.
    (D) Other Annual Compensation includes Company payments for an auto lease on behalf of Mr. Wenner.
    (E)  Salary, including bonus, was not more than $100,000 for this year.
    (F)  Other Annual Compensation includes reimbursement of moving expenses.

STOCK OPTIONS
The following table contains information concerning the grant of stock options under the Company's 1992 First Amended and Restated Combination Stock Option Plan (the "1992 Plan") to the named executive officers in the fiscal year ended December 31, 1996.


                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential
                                                                                    Realizable Value
                                                                                    At Assumed Annual
                                                                                  Rates of Stock Price
                                                                                    Appreciation for
                                         Individual Grants                           Option Term (B)
                    ---------------------------------------------------------  -----------------------------
                     Number of       % of Total
                     Securities       Options
                     Underlying      Granted to
                      Options       Employees in     Exercise     Expiration
      Name (C)       Granted (A)    Fiscal Year    Price ($/Sh.)     Date         5% ($)          10% ($)
------------------- ---------------------------------------------------------  -----------------------------
Lyle G. Hubbard       450,000        51.2%             8.69       04/14/06      2,459,276      6,232,318


Paul F. Wenner             --           --               --             --             --             --

Richard C. Dietz       10,000        1.14%             6.56       07/17/06         47,379        114,315

Charles A. Monahan     10,000        1.14%             6.56       07/17/06         47,379        114,315

Michael P. Rubic       10,000        1.14%             6.56       07/17/06         47,379        114,315


(A) Most options granted in 1996 vest 20 percent upon date of grant with an additional 20 percent vesting on each anniversary thereof, with full vesting occurring on the fourth anniversary. 150,000 of the options granted to Mr. Hubbard vest as to 10,000 shares, 20,000 shares, 30,000 shares, 40,000 shares and 50,000 shares on the first through fifth anniversaries of the grant date, respectively.
(B) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.
(C) Options immediately exercisable for shares of the Company's Common Stock were granted to each of the named executive officers on February 10, 1997 at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, $7.00 per share (except for Mr. Wenner, whose option price is $7.70 per share since he is a greater than 10 percent shareholder), as a result of their 1996 performance as follows: Mr. Hubbard - 11,250 shares; Mr. Wenner - 8,240 shares; Mr. Dietz - 9,750 shares; Mr. Monahan - 9,000 shares; and Mr. Rubic - 9,000 shares.

OPTION EXERCISES AND HOLDINGS
The following table provides information concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held as of the end of the fiscal year, with respect to the named executive officers.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTION VALUES

                                                       Number of
                                                 Securities Underlying       Value of Unexercised
                                                  Unexercised Options       In-The-Money Options
                    Shares Acquired  Value            At FY-End (#)            At FY-End ($) (B)
                      On Exercise   Realized         Exercisable/               Exercisable/
Name                      (#)       ($) (A)          Unexercisable              Unexercisable
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
Lyle G. Hubbard             -            -           60,000  / 390,000             -    /    -

Paul F. Wenner        625,000    3,828,125     (C)1,025,000  /       -     5,317,187    /    -

Richard C. Dietz            -            -           38,000   / 32,000             -    /    -

Charles A. Monahan          -            -           22,000   / 38,000             -    /    -

Michael P. Rubic            -            -           39,500   / 29,000         6,518    /    -



(A) Market value of the underlying securities at exercise date, minus exercise price of the options.
(B) Market value of the underlying securities at December 31, 1996, $6.1875 per share, minus the exercise price of the unexercised options.
(C) The original number of options granted to Mr. Wenner on March 2, 1992 under the Paul F. Wenner Stock Option Plan was 550,000 at an exercise price of $3.00 per share, which was determined by the Board of Directors to be fair market value of the Company's Common Stock on the date of grant. Subsequent to the grant of the options, the Board of Directors effected a two-for-one stock split on July 6, 1993, and a three-for-two stock split on February 18, 1994. The option grant has been restated to reflect such stock splits and now has an exercise price of $1.00 per share. Mr. Wenner's option grant does not meet the statutory requirements of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the difference, if any, between the option's exercise price and the fair market value of the shares of the Company's Common Stock on the date the option is exercised is considered compensation and is taxable as ordinary income to Mr. Wenner in the year the option is exercised, and is deductible by the Company for federal and state tax purposes in such year. Such option grant was granted outside of the Company's 1992 First Amended and Restated Combination Stock Option Plan, as amended.

                                DIRECTOR COMPENSATION

Non-employee directors of the Company receive an annual retainer of $5,000 paid in equal quarterly installments, $600 for each Board of Directors meeting attended in person, $600 for each telephonic Board meeting lasting more than two hours, $300 for each telephonic Board meeting lasting less than two hours, $500 for each committee meeting attended in person, $500 for each telephonic committee meeting lasting more than two hours and $250 for each telephonic committee meeting lasting less than two hours. The non-employee directors are also reimbursed for their expenses in attending meetings of the Company's Board of Directors. Each non-employee, eligible director except for Ms. Stepp also receives a formula award in the form of an annual stock option grant under the 1992 Plan, covering 3,000 shares of the Company's Common Stock, on the date of the Company's Annual Meeting of Shareholders. Pursuant to her consulting agreement, Ms. Stepp, the Chairman of the Board, received an option covering 15,000 shares of the Company's Common Stock on the date of the Company's 1996 Annual Meeting of Shareholders and an option covering 7,500 shares of the Company's Common Stock on November 1, 1996. During 1996, non-employee Directors of the Company received options exercisable for an aggregate of 28,500 shares of the Company's Common Stock pursuant to these arrangements. The Company pays no additional remuneration to employees of the Company who serve as Directors.

Pursuant to her consulting agreement, Ms. Stepp, Chairman of the Board of Directors, received an additional $66,500 for serving in such capacity during 1996. Ms. Stepp's compensation agreement for serving as Chairman of the Board called for an annual retainer of $70,000 to be paid in equal monthly installments. Such installments began in November 1995 and continued through October 1996. The agreement also provided for a stock option grant covering 15,000 shares of the Company's Common Stock as indicated above. Upon expiration of such agreement, a new consulting agreement wherein Ms. Stepp is compensated at $4,083.33 per month ($49,000 per year) was entered into between the Company and Ms. Stepp. Such agreement took effect beginning with a payment on November 30, 1996 and expires with a final payment on April 30, 1998 or upon Ms. Stepp no longer serving as the Chairman of the Board of Directors, whichever comes first. If such agreement is in effect on November 1, 1997, Ms. Stepp shall receive an option grant covering 7,500 shares of the Company's Common Stock. Ms. Stepp's responsibilities under the agreement are to preside at all meetings of the Board of Directors, provide leadership to the Board in reviewing and deciding upon matters which substantially impact the manner in which the Company's business is conducted, act in a general advisory capacity to the Chief Executive Officer and other officers in all matters concerning the interests and management of the Company and perform such duties as may be conferred by law or assigned by the Chief Executive Officer or the Board.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                            CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS
Mr. Hubbard, the Company's President and Chief Executive Officer has a three year employment agreement (the "Agreement") with the Company that expires on April 13, 1999, unless otherwise terminated earlier pursuant to the terms of the Agreement. Such Agreement calls for base compensation of $225,000 per year plus
performance based bonus opportunities.   The Agreement also called for the grant
of a nonstatutory stock option covering 300,000 shares of the Company's Common Stock. Such option vests 20 percent on the date of grant and an additional 20 percent on each of the first through fourth anniversaries of the date of grant. Mr. Hubbard received another option covering 150,000 shares of the Company's Common Stock which as to 10,000 shares, 20,000 shares, 30,000 shares, 40,000 shares and 50,000 shares on each of the first through fifth anniversaries of the date of grant, with acceleration clauses based on achieving certain performance criteria. Such options shall immediately vest in full upon termination of Mr. Hubbard without cause (as defined in the Agreement) or a change in control of the Company as defined below. The Agreement also contains a non-compete clause. Mr. Hubbard has also executed a confidentiality agreement. The agreement also specifies that, if Mr. Hubbard is terminated without cause, becomes disabled or dies or there is a change in control of the Company, Mr. Hubbard will receive the greater of 18 months base compensation or the amount remaining to be paid under this agreement.

TERMINATION OF EMPLOYMENT
For termination other than cause, all executive officers of the Company (unless covered by a separate agreement) will receive six months salary and benefits plus up to an additional six months salary and benefits until new employment is found. In addition, all unvested options will vest and will have a five year term from the date of termination.

CHANGE-IN-CONTROL ARRANGEMENTS
Options granted to executive officers of the Company as of May 25, 1995 and any granted thereafter, contain termination of employment and change-in-control provisions which state that such options shall immediately vest as to any option shares that have not then become vested upon (i) the termination of the employment of the optionee by the Company without cause, or as a result of the optionee's death or disability; or (ii) a "Change-in-Control" of the Company, which for the purposes hereof shall be deemed to have occurred upon the earlier of:
    (a) the date that any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or
    (b) the date of any annual or special meeting of stockholders at which a majority of the directors then elected are not individuals nominated by the Company's then incumbent Board; or
    (c) the date of approval by the stockholders of the Company of a plan of merger or consolidation of the Company in which such stockholders will not hold at least 75 percent of the combined voting power of the resulting entity immediately following such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale of substantially all of the Company's assets.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                                COMPENSATION DECISIONS

Until April 1996, the Executive Personnel and Compensation Committee (the "Compensation Committee") was composed of Messrs. Kovel, Lee (Committee Chair) and Ray, Ms. Stepp and Ms. McWilliams, all outside directors who are not, and have not been at any time in the past, officers of the Company. Subsequent to April 1996, the Compensation Committee was composed of Messrs. Lee (Committee Chair) and Ray and Ms. McWilliams. Ms. Stepp and Mr. Hubbard became ex-officio members at this time. In

August 1996, Mr. Kovel was added to the Compensation Committee. Mr. Lee was removed from the Compensation Committee upon his death in November 1996.

                            COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors approves all of the policies under which compensation is paid or awarded to the Company's executive officers. Executive officers who serve on the Board of Directors do not participate in discussions concerning their own compensation. The entire Board of Directors is responsible for reviewing and providing feedback on non-director executive officer compensation with goals and dollar amounts established by the Chief Executive Officer in accordance with policies approved by the Board. Awards to executive officers under the Company's 1992 First Amended and Restated Stock Option Plan are made by the members of the Executive Personnel and Compensation Committee of the Company's Board of Directors.

COMPENSATION PHILOSOPHY AND POLICIES
The Company's philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on the performance of the Company. Executive officer compensation includes market competitive base salaries, annual performance based bonuses, 401(k) contributions and long-term stock-based incentive opportunities in the form of options exercisable to purchase the Company's Common Stock. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's named executive officers. It is the policy of the Board of Directors that, to the extent possible, compensation will be structured so that it meets the "performance-based" criteria as defined by Section 162(m) of the Code and therefore is not subject to federal income tax deduction limitations. The Board of Directors has the right to waive pre-established performance criteria in granting awards.

BASE SALARIES
In setting the Chief Executive Officer's salary and bonus for 1996, the Company utilized a study prepared by its executive recruiter and its Board which analyzed compensation requirements necessary to hire a person of Mr. Hubbard's experience and proven capabilities. The study included companies within the Company's industry and looked at factors such as annual revenues and expected growth rates. Some of the companies included in the above mentioned survey are also included in the indices used in the Performance Graph, included in this Proxy Statement. Other executive officer salaries were relatively consistent with prior years' salary levels which were determined based on a survey prepared by BTA-Northwest which also included companies within the Company's industry and within the indices used in the Performance Graph. Salary levels were consistent with those within the survey, adjusted for annual revenue and certain other criteria.

ANNUAL BONUSES
In 1995, the Company initiated a cash bonus program covering all employees of the Company. Bonuses paid to the named executive officers, including the Chief Executive Officer, were determined by the Compensation Committee based on individual and subjective criteria related to Company performance. Each Named Executive Officer of the Company, including the Chief Executive Officer, received a bonus of between $18,000 and $22,500 under this program, which was paid in the first quarter of 1997.

CAPITAL ACCUMULATION/RETIREMENT PLANS
The Company offers its employees the opportunity to participate in a defined contribution retirement plan designed to allow employees, including executive officers, to accumulate retirement funds and allow the Company to make contributions to those funds. The Company matches the first two percent of each employees salary contributed.

STOCK OPTION AWARDS FOR 1996
The Company's 1992 First Amended and Restated Combination Stock Option Plan provides for the issuance of incentive stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to no less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options are granted to aid in attracting and retaining key employees and to align the interests of key employees with those of stockholders. The number of shares subject to stock options granted to an employee are based on the employees ability to impact corporate results. The ability of an employee to impact corporate results depends on the level and amount of responsibility of each employee. See the "Option Grants in Last Fiscal Year" table for a summary of stock options granted to the Named Executive Officers of the Company in 1996.

The Company's stock option plan directly links a portion of compensation to the interests of stockholders by providing an economic incentive to maximize stockholder value. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the date the option is granted and the employee continues employment for the period required for the stock option to become exercisable.

CHIEF EXECUTIVE OFFICER COMPENSATION
In setting the Chief Executive Officer's salary and bonus for 1996, the Company utilized a study prepared by its executive recruiter and its Board which analyzed compensation requirements necessary to hire a person of Mr. Hubbard's experience and proven capabilities. Mr. Hubbard's salary for the period from April 1996, when he joined the Company, through December 31, 1996 was $140,409. Mr. Hubbard also received relocation assistance totaling $180,000, deferred compensation under the Company's 401(k) Plan of $9,500 and a bonus based upon personal and subjective criteria related to Company performance of $22,500, which was paid in the first quarter of 1997. Upon Mr. Hubbard's acceptance of employment with the Company, he was granted an option covering 450,000 shares of the Company's Common Stock. In February 1997, Mr. Hubbard also received an option covering 11,250 shares of the Company's Common Stock based on 1996 performance.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Ralph M. Kovel                    Lyle G. Hubbard (ex-officio member)
Mary O. McWilliams                E. Kay Stepp (ex-officio member)
Michael L. Ray

                               STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company registered its Common Stock under the Securities Act of 1933, as amended, effective June 9, 1992. Accordingly, the following graph includes the required information from June 9, 1992 through the end of the last fiscal year (December 31, 1996). The broad-based market index used is the Nasdaq Stock Market Total Return Index - U.S. and the industry-specific index used is the Standard & Poors MidCap Foods Index. For the year ended December 31, 1995, the Company used the Standard & Poors MidCap Food and Beverage Index. Such index was eliminated by Standard & Poors during 1996 with the MidCap Foods Index being its replacement. Accordingly, the Company's performance graph has been restated to reflect this change in prior years.

                              TOTAL SHAREHOLDER RETURNS
                                (DIVIDENDS REINVESTED)


                                              ANNUAL RETURN PERCENTAGE
                                                    YEARS ENDING

COMPANY/INDEX                          DEC92    DEC93    DEC94    DEC95    DEC96
--------------------------------------------------------------------------------
WHOLESOME AND HEARTY FOODS              4.41   518.98   -15.86   -33.70   -18.03
*NASDAQ U.S. INDEX                     16.31    14.10    -2.22    41.38    23.00
S&P MIDCAP FOODS INDEX                 26.19    -4.42    -8.14    29.72    10.21


                                                 INDEXED RETURNS
                              BASE                 YEARS ENDING
                             PERIOD
COMPANY/INDEX                6/9/92    DEC92    DEC93    DEC94    DEC95    DEC96
--------------------------------------------------------------------------------
WHOLESOME AND HEARTY FOODS    100     104.41   646.27   543.80   360.56   295.54
*NASDAQ U.S. INDEX            100     116.31   132.71   129.76   183.46   225.66
S&P MIDCAP FOODS INDEX        100     126.19   120.61   110.79   143.71   158.38

                            INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected Arthur Andersen LLP as its independent public accountant for the year ended December 31, 1997. Arthur Andersen LLP was the Company's independent public accountant for the year ended December 31, 1996. A representative from Arthur Andersen LLP is expected to be present at the Company's Annual Meeting of Shareholders and will have the opportunity, although is not expected, to make a statement if he desires to do so and will be available to respond to appropriate questions.

On April 13, 1995, the Company dismissed its independent accountant, Grant Thornton LLP ("Grant Thornton"). Such dismissal was recommended and approved by the Board of Directors of the Company.

Grant Thornton's reports on the Company's financial statements for the two fiscal years ending December 31, 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during this two year period nor in any subsequent period preceding the dismissal. In addition, there were no such events as described under Item 304(a)(1)(v)(A) through (D) of Regulation S-K during the two most recent fiscal years or the subsequent period through April 13, 1995.

Also as of April 13, 1995, the Company engaged Arthur Andersen LLP to be its independent accountant. Except on a limited basis as disclosed below, at no time during the two most recent fiscal years or subsequent period prior to engagement has the Company consulted with Arthur Andersen LLP as to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on its financial statements or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In anticipation of engaging Arthur Andersen LLP, the Company had limited discussions with Arthur Andersen LLP regarding the accounting for the proposed acquisition of Gorilla Foods. Arthur Andersen LLP expressed orally to the Company that based on the preliminary facts and circumstances the proposed transaction should be accounted for as a purchase. The Company has also discussed the proposed transaction with Grant Thornton who also believes the transaction should be accounted for as a purchase. It is the Company's understanding that Arthur Andersen LLP has also consulted with Grant Thornton in the process of reaching their conclusion.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL
The Company's Board of Directors has adopted a policy that any transactions between the Company and its officers, directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.

RELATED TRANSACTIONS
GORILLA FOODS, INC.
In January 1996 the Company completed the acquisition of Ojai, California based Gorilla Foods, a privately held developer and manufacturer of wheat protein-based, meatless food products, including the GardenDog-Registered Trademark-. The transaction provided for the exchange of 240,000 shares of the Company's Common Stock for all outstanding common shares of Gorilla Foods, and $68,750 in cash. In addition, up to an additional 200,000 certain contingent shares of the Company could be issued in 50,000 share increments contingent upon meeting certain sales performance levels of wheat protein-based products over the next five years. This transaction enabled the Company to broaden its product line by owning the recipe for the GardenDog-Registered Trademark- and future wheat gluten protein-based products to be developed for the meat analog, whole food product market.

Gorilla Foods, Inc. was founded by Michael Meek who served as President of the Company until March 31, 1996. Dwight Sinclair, a former officer of the Company, also served as an executive officer of Gorilla Foods. Mr. Meek and Mr. Sinclair each owned approximately 20 percent of the outstanding shares of Gorilla Foods, Inc. Pursuant to the Gorilla Foods' Plan of Liquidation, Mr. Meek and Mr. Sinclair were to each receive 47,900 shares of the Company's Common Stock.
These individuals are also expected to receive their pro rata share of the additional shares contingent upon satisfaction of the performance milestones.

WHOLE FOOD MARKETING, INC.
In January 1996, the Company acquired the assets of Whole Food Marketing, Inc., a food brokerage company, for $350,000 in cash. Whole Food Marketing, Inc. was owned in part by Mr. Meek, Mr. Sinclair and certain other shareholders of Gorilla Foods, Inc. Mr. Meek and Mr. Sinclair each owned approximately 23.75 percent of the outstanding shares of Whole Food Marketing, Inc.

RELATED PARTY LEASE
Pursuant to a month-to-month lease, the Company leases its S.E. 8th Avenue plant facility in Portland, Oregon from Paul Wenner, the Company's Chief Creative Officer, and Frank Card, a shareholder. This lease agreement provides for a $1,700 monthly payment, which is considered to be an arms-length rate based on comparable rentals. The lease provides for cancellation, without penalty, by either party with a 60-day notice.

CONSULTING AGREEMENT
For a discussion of the consulting agreement with Ms. Stepp, Chairman of the Board, see "Director Compensation" above.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the outstanding shares of the Company's Common Stock ("ten percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or otherwise in its files and on written representations from its directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 1996 and prior years, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements, except in the following instances; 1) Mr. Hubbard failed to timely file a Form 3, Initial Statement of Beneficial Ownership of Securities and 2) Ms. Stepp failed to timely file two reports on Form 4, Statement of Changes in Beneficial Ownership.

                                SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Company at its principal executive office no later than November 20, 1997 in order to be included in the Company's 1998 Proxy Statement and proxy card.

                            TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1996. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, WHOLESOME & HEARTY FOODS, INC., 1411 SW MORRISON STREET, SUITE 400, PORTLAND, OREGON 97205.
                                  By Order of the Board of Directors:


                                  E. Kay Stepp
Dated:  March 20, 1997            CHAIRMAN OF THE BOARD OF DIRECTORS

(FRONT SIDE OF OCR PROXY CARD)

x Please mark your
  votes as in this
  example.

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEM BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

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                   FOR  WITHHELD
                   \ \     \ \
1.Election of                     Nominees:
  Directors                       Lyle G. Hubbard, Ralph M. Kovel,
  (Check only one box)            Mary O. McWilliams, Michael L. Ray,
                                  E. Kay Stepp, Paul F. Wenner

For all nominees (except as shareholder may indicate below)

______________________________________________________________________________

______________________________________________________________________________

2.In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.



SIGNATURE(S) __________________________________  DATE __________________________
--------------------------------------------------------------------------------
NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

(BACK SIDE OF OCR PROXY CARD)


                            WHOLESOME & HEARTY FOODS, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR THE ANNUAL MEETING ON APRIL 22, 1997

    The undersigned hereby names E. Kay Stepp and Richard C. Dietz, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Annual Meeting of Shareholders of Wholesome & Hearty Foods, Inc. to be held on April 22, 1997 at 2:00 p.m., and any adjournments thereof, and to vote all of the shares held in the name of the undersigned on March 7, 1997, with all the powers that the undersigned would possess if personally present.

                       YOU ARE CORDIALLY INVITED TO ATTEND THE

                          ANNUAL MEETING OF SHAREHOLDERS OF

                            WHOLESOME & HEARTY FOODS, INC.

                                      TO BE HELD

                  TUESDAY, APRIL 22, 1997, AT 2:00 P.M. PACIFIC TIME

                           AT THE OREGON CONVENTION CENTER,

                        777 N.E. MARTIN LUTHER KING JR. BLVD.,

                               PORTLAND, OREGON  97212.